Exhibit 99.1

SUBSCRIPTION AGREEMENT

Lion Lam Diamond Inc.,

14520 Memorial Dr, Ste #M206

Houston, Texas 77079

Dear Madam/sir:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Lion Lam Diamond Inc., (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that David Lam solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than David Lam.

MAKE CHECK PAYABLE TO: Lion Lam Diamond Inc.,

Executed this _____ day of ___________________, 2011.

______________________________________
Signature of Purchaser
______________________________________
Printed Name of Purchaser
______________________________________
Address of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.05	___________	=	US$ ________________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ______	Check #: _______	Money Order/Cashier Check ______

Lion Lam Diamond Inc.,

By: _________________Title:___________